                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549




                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 17, 1997


                                 CONVERSE INC.
            (Exact name of registrant as specified in its charter)



       DELAWARE                          1-13430                 43-1419731
  (State or other jurisdiction       (Commission File         (I.R.S. Employer
  incorporation or organization)         Number)             Identification No.)


            ONE FORDHAM ROAD
      NORTH READING, MASSACHUSETTS                                      01864
(Address of principal executive offices)                              (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (508) 664-1100

ITEM 5.   OTHER EVENTS
          ------------

     The Registrant issued the following press release on April 17, 1997:

   North Reading, Mass., April 18, 1997 -- Converse Inc. (NYSE:CVE) today announced significant improvement in financial results for the first quarter ended March 29, 1997.

   Net sales for the first quarter were $136.0 million compared to $86.6 million in the first quarter of 1996, an increase of 57%. Earnings from operations were $12.3 million compared to $0.2 million in the first quarter of 1996. Net income for the first quarter of 1997, excluding a one-time gain, was $4.7 million or $0.26 per share, compared to a net loss of $3.3 million, or a $0.20 loss per share, in the first quarter of 1996. During the first quarter of 1997, the Company concluded substantially all of its outstanding litigation relating to Apex One, Inc. resulting in a one-time pretax gain of $13.0 million and a net after-tax gain of $8.0 million. Net income for the quarter including this one-time gain was $12.7 million or $0.71 per share.

   United States net sales increased 105% and international net sales increased 8% in the first quarter of 1997 compared to the first quarter of 1996. The Company recorded substantial sales increases in each of its four product categories of basketball, athleisure, children's and cross training during the period of approximately 105%, 26%, 66% and 61%, respectively.

   The Company's first quarter 1997 gross profit margin increased to $42.2 million or 31% of net sales compared to $21.6 million or 25% of net sales in the first quarter of 1996. Selling, general and administrative expenses increased by $10.5 million in the first quarter of 1997 compared to the 1996 period, but decreased as a percentage of net sales to 27% versus 30% in the first quarter of 1996. Royalty income for the first quarter of 1997 increased by 31% to $6.4 million compared to $4.9 million in the first quarter of 1996.

   Converse's global backlog increased to $220.1 million at March 29, 1997 from $149.3 million at March 30, 1996, a 47% increase. The backlog increases were approximately 32%, 83%, 40% and 14%, respectively, in the Company's categories of basketball, athleisure, children's and cross training.

   Glenn Rupp, Converse's Chairman and Chief Executive Officer, commented, "We are pleased with the Company's first quarter operating results, particularly with the substantial increases in sales in all four product categories, the improvement of our gross profit margin percentage, and improved operating profitability. We are also encouraged by the continued momentum of the Converse brand as reflected by the strong backlog at the end of the quarter."

   Converse Inc. is a leading global designer, manufacturer and marketer of high quality athletic footwear for men, women and children. The Company is also a global licensor of sports apparel, accessories and selected footwear. The Company's products are distributed worldwide in over 90 countries through specialty athletic, sporting goods, department and shoe stores.

   Any statements set forth above which are not historical facts are forward looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward looking statements. Potential risks and uncertainties include such factors as the financial strength of the Company, the competitive pricing environment of the footwear and apparel industries, product demand, market acceptance of the Company's products, and the success of planned advertising, marketing and promotional campaigns and other risks identified in documents filed by the Company with the Securities and Exchange Commission.

                         CONVERSE INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                    THREE MONTHS ENDED
                                           -----------------------------------
                                             MARCH 30, 1996   MARCH 29, 1997
                                             --------------   --------------

Net Sales                                       $ 86,551        $ 135,969
Cost of sales                                     64,934           93,809
                                                --------        ---------
Gross profit                                      21,617           42,160
Selling, general and administrative
 expenses                                         26,306           36,764
Royalty income                                     4,928            6,377
Restructuring expense (credit)                       ---             (563)
                                                --------        ---------
Earnings from operations                             239           12,336
(Credit) loss on investment in
 unconsolidated subsidiary                           ---          (13,051)
Interest expense, net                              3,837            2,679
Other (income) expense, net                          877            2,090
                                                --------        ---------
Earnings (loss) before income taxes               (4,475)          20,618
Income tax expense (benefit)                      (1,215)           7,938
                                                --------        ---------
Net earnings (loss)                             $( 3,260)       $  12,680 *
                                                ========        =========

Net earnings (loss) per share                   $  (0.20)       $    0.71 *
                                                ========        =========
Weighted average number of common shares          16,692           17,862
                                                ========        =========


* Net earnings for the first quarter of 1997 included a gain of $8.0 million, net of taxes, pertaining to the settlement of outstanding litigation relating to Apex One, Inc. Earnings per share for the first quarter of 1997 of $0.71 includes $0.45 pertaining to these litigation settlements.

                         CONVERSE INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                             DECEMBER 28, 1996    MARCH 29, 1997
                                             -----------------    --------------
ASSETS
Current assets:
  Cash and cash equivalents                      $  5,908             $  3,913
  Restricted cash                                   1,354                  ---
  Receivables, less allowances of $1,994
    and $ 2,357 respectively                       61,546              114,419
  Inventories                                      86,799               78,290
  Refundable income taxes                             582                  582
  Prepaid expenses and other current
    assets                                         20,383               13,529
                                                 --------             --------
     Total current assets                         176,572              210,733
Net property, plant and equipment                  17,849               17,746
Other assets                                       28,182               27,355
                                                 --------             --------
                                                 $222,603             $255,834
                                                 ========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
 (DEFICIENCY)
Current liabilities:
  Short-term debt                                $ 13,421             $ 16,366
  Current maturities of long-term debt            117,765              154,777
  Accounts payable                                 49,503               52,758
  Accrued expenses                                 25,124               15,319
  Income taxes payable                              3,407                3,836
                                                 --------             --------
     Total current liabilities                    209,220              243,056
Long-term debt                                      9,644                  ---
Current assets in excess of
    re-organization value                          32,376               31,857
Deferred post-retirement benefits other
    than pensions                                  10,231               10,207

Stockholders' equity (deficiency)
  Common stock, $1.00 stated value,
    50,000,000 shares authorized,
    17,213,157 and 17,250,056 shares
    issued and outstanding at December 28,
    1996 and March 29, 1997 respectively           17,213               17,250
  Preferred stock, no par value,
    10,000,000 shares authorized, none
    issued and outstanding                            ---                  ---
Additional paid-in capital                          5,392                2,049
Retained earnings (deficit)                       (60,265)             (47,585)
Foreign currency translation adjustment            (1,208)              (1,000)
                                                 --------             --------
     Total stockholders' equity
      (deficiency)                                (38,868)             (29,286)
                                                 --------             --------
                                                 $222,603             $255,834
                                                 ========             ========

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in North Reading, Massachusetts on April 17, 1997.


                                    CONVERSE INC.



                                    By:  /s/ Donald J. Camacho
                                         ---------------------
                                         Donald J. Camacho
                                         Senior Vice President and
                                         Chief Financial Officer